UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 8, 2010

Group 1 Automotive, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13461	76-0506313
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

800 Gessner, Suite 500, Houston, Texas		77024
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-647-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement with Earl J. Hesterberg

On September 8, 2010, Group 1 Automotive, Inc. (the "Company") entered into an Employment Agreement with Earl J. Hesterberg to be effective September 8, 2010 (the "Employment Agreement"). The Employment Agreement supersedes the prior employment agreement dated April 9, 2005, as amended, and continues the employment relationship between Mr. Hesterberg and the Company. The Employment Agreement with Mr. Hesterberg is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Simultaneous with the execution of the Employment Agreement, the Company entered into a Non-Compete Agreement with Mr. Hesterberg (the "Non-Compete Agreement"). For a period of two years after his termination of employment with the Company, Mr. Hesterberg has agreed not to compete with the Company and not to induce any employee of the Company to leave his or her employment with the Company or hire any employee of the Company. The Non-Compete Agreement with Mr. Hesterberg is filed as Exhibit 10.2 to this Current Report on Form 8-K, and is incorporated herein by reference.

The following is a summary of the terms and conditions contained in the Employment Agreement; provided that the following summary is qualified in its entirety by the terms and provisions of the Employment Agreement. All capitalized terms used in the summary below that are not defined below have the meanings ascribed to them in the Employment Agreement.

In accordance with the Employment Agreement, the Company has agreed, subject to the terms and conditions of the Employment Agreement, to employ Mr. Hesterberg through December 31, 2015. Mr. Hesterberg’s current annual base salary under the Employment Agreement is $1,000,000, subject to adjustment by the Compensation Committee of the Board of Directors (the "Compensation Committee"), from time to time in its discretion. Mr. Hesterberg’s base salary shall not be reduced other than pursuant to a reduction that is applied to substantially all other executive officers of the Company and that is no greater than the percentage applied to substantially all other executive officers.

Mr. Hesterberg’s annual incentive compensation will be determined by the Compensation Committee in its sole discretion in accordance with the terms of the Company’s annual incentive compensation program.

Pursuant to the Employment Agreement, effective September 8, 2010, the Company granted Mr. Hesterberg 120,000 shares of restricted stock or restricted stock units (collectively "Restricted Stock") in accordance with the terms and conditions of the Company’s 2007 Long Term Incentive Plan (the "Plan"). Such shares of Restricted Stock will vest as follows: (i) forty percent (40%) of the shares (or units) shall vest on September 8, 2012; (ii) twenty percent (20%) of the shares (or units) shall vest on September 8, 2013; (iii) twenty percent (20%) of the shares (or units) shall vest on September 8, 2014; and (iv) twenty percent (20%) of the shares (or units) shall vest on September 8, 2015.

Mr. Hesterberg is eligible to receive additional grants under the Plan, or any successor plans, in such amounts as determined in the sole discretion of the Compensation Committee, including grants of options, Restricted Stock or Restricted Stock Units. All unvested grants that have not previously vested on or before Mr. Hesterberg’s date of termination will vest, upon Mr. Hesterberg’s completion of the term of this Employment Agreement and satisfaction of all post-employment obligations set forth in Section 1 of the Non-Compete Agreement. The rights and liabilities of the Company and Mr. Hesterberg regarding entitlement to, and vesting of any long-term incentive compensation granted pursuant to the Employment Agreement shall be conditioned and dependent upon Mr. Hesterberg’s consent and agreement to the promises set forth in the Non-Compete Agreement and Section 5 of the Employment Agreement. In the event that any provision set forth in the Non-Compete Agreement is violated, the Company shall have the right, among other remedies, to demand forfeiture of any cash and equity awarded during the twelve (12) months prior to such violation or declaration.

Mr. Hesterberg is also entitled to participate, on the same basis generally as the Company’s other executive level employees, in all general and executive level employee benefit plans and programs that are made available to all or substantially all of our employees. In addition, Mr. Hesterberg will be furnished two "demonstrator vehicles" of his choice. Additional perquisites must be approved by the Board.

Should Mr. Hesterberg remain employed by the Company beyond the expiration of the Term, such employment shall convert to a month-to-month relationship terminable at any time by either party for any reason whatsoever, with or without cause, upon one hundred eighty (180) days advance written notice ("Post Term Employment"). Upon termination of Post Term Employment by either party for any reason whatsoever, Mr. Hesterberg will be entitled to receive his pro rata salary through the date of such termination, and all unvested grants will vest upon successful satisfaction of post-employment obligations. In addition, Mr. Hesterberg shall also be entitled to a pro-rated bonus (based on termination date), calculated in accordance with the Company's annual incentive compensation program and paid in a single lump sum payment at the later of (1) the first day of the seventh month following Separation from Service, or (2) March 15 of the year following the year in which Separation from Service occurred, after the release of earnings for the year in which Separation from Service occurred. Mr. Hesterberg shall not be entitled to any other compensation as a result of voluntary or involuntary termination during Post Term Employment, except as provided in the Employment Agreement.

In the event of an "involuntary termination" of Mr. Hesterberg’s employment, Mr. Hesterberg will be entitled to accrued but unpaid vacation (pursuant to the applicable vacation policy) and will continue to receive a payment in an amount equal to his base salary, divided by twelve (12) and multiplied by the lesser of (i) twenty four (24) months or (ii) the number of months remaining in the term, payable in a single lump sum payment on the first day of the seventh month following his Separation from Service. Mr. Hesterberg shall also be entitled to a pro-rated bonus (based on termination date), calculated in accordance with the Company's annual incentive compensation program and paid in a single lump sum payment at the later of (1) the first day of the seventh month following his Separation from Service, or (2) March 15 of the year following the release of earnings for the year in which Separation from Service occurred. Upon an involuntary termination, all restricted stock and stock options granted under the Employment Agreement will become 100% vested (and the exercise of those stock options will continue to be permitted as if his employment had continued for the full term of the Employment Agreement). Mr. Hesterberg would also be eligible for the use of the "demonstrator vehicles" for six months from date of termination.
An "involuntary termination" includes:

• termination of Mr. Hesterberg by the Company without cause (as defined in the Employment Agreement);

• a material breach of Mr. Hesterberg’s employment agreement by the Company;

• the relocation of Mr. Hesterberg by more than 50 miles unless he agrees to such relocation;

• a material diminution in his position, duties or authority; or

• a reduction in his base salary within six months after the dissolution, merger, sale of substantially all of the assets or certain other Corporate Changes (as defined in the Employment Agreement) of the Company.

In the event of a Corporate Change (as defined in the Employment Agreement), Mr. Hesterberg will be entitled to receive a payment equal to his base salary then in effect, divided by twelve (12) and multiplied by thirty (30) months.
Upon termination of the employment relationship as a result of death or disability, Mr. Hesterberg's restricted stock and stock options shall become 100% vested. In the event of Mr. Hesterberg's death, his surviving spouse will be eligible for the use of one demonstrator vehicle for 12 months, and his heirs, administrators or legatees shall be entitled to a pro-rated bonus (based on date of death), calculated in accordance with the annual incentive compensation program and paid on or before March 15 of the year following the year in which such termination occurred. In the event Mr. Hesterberg becomes incapacitated, he will be eligible for the use of one "demonstrator vehicle" for six months from the date of disability, and he shall be entitled to a pro-rated bonus (based on date of disability), calculated in accordance with the annual incentive compensation program and paid on or before March 15 of the year following the year in which such termination occurred. Under the Employment Agreement, if any payment made by the Company to or for the benefit of Mr. Hesterberg for equity granted prior to the date of the Employment Agreement, becomes subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, the Company is required to pay Mr. Hesterberg an additional amount to cover such taxes.

In the event of termination of employment of Mr. Hesterberg (i) by the Company (other than for "cause"), (ii) by Mr. Hesterberg as a result of a Constructive Termination Event or a Corporate Change, or (iii) by the Company during any Post Term Employment, the Company will provide to Mr. Hesterberg, and his spouse (if he is married on the date of such termination), continued coverage under the Company’s group medical benefits program for active employees, until the earliest to occur of the following events (i) Mr. Hesterberg or his spouse receives substantially comparable coverage and benefits under the plans and programs of a subsequent employer, (ii) the later of the death of Mr. Hesterberg, or, if applicable, his spouse or (iii) the expiration of the 36 month period beginning on July 1, 2015.

We are not obligated to pay any amounts to Mr. Hesterberg other than his pro rata base salary, accrued but unpaid vacation (pursuant to the applicable vacation policy) and reimbursement of expenses actually incurred through the date of termination upon:

• voluntary termination of employment by Mr. Hesterberg; or

• termination of employment by us for cause (as defined in the Employment Agreement).

The above description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1 to this report.

Item 9.01 Financial Statements and Exhibits.

10.1 Employment Agreement between Group 1 Automotive, Inc. and Earl J. Hesterberg dated effective September 8, 2010

10.2 Non-Compete Agreement between Group 1 Automotive, Inc. and Earl J. Hesterberg dated effective September 8, 2010

10.3 Form of Senior Executive Officer Restricted Stock Agreement

10.4 Form of Senior Executive Officer Phantom Stock Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Group 1 Automotive, Inc.

September 9, 2010	By:	/s/ Darryl M. Burman

Name: Darryl M. Burman
Title: Vice President

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Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement between Group 1 Automotive, Inc. and Earl J. Hesterberg dated effective September 8, 2010
10.2	Non-Compete Agreement between Group 1 Automotive, Inc. and Earl J. Hesterberg dated effective September 8, 2010
10.3	Form of Senior Executive Officer Restricted Stock Agreement
10.4	Form of Senior Executive Officer Phantom Stock Agreement